Exhibit 10.47

Third Amendment to
OTC Equity Prepaid Forward Transaction

THIS OTC EQUITY PREPAID FORWARD TRANSACTION THIRD AMENDMENT, dated as of July 17, 2024 (this “Third Amendment”), is entered into by and between Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“Seller”) and Complete Solaria, Inc., a Delaware corporation, (domesticated from Freedom Acquisition I Corp.) (the “Company”). Together, the Seller and the Company are each referred to herein as a “Party” and together as the “Parties”. Capitalized terms not defined herein shall have the meanings assigned to such terms in the EPFT Contract (as defined below).

WHEREAS, Seller, Freedom Acquisition I Corp., a Cayman Islands exempted company (“FACT”) and Complete Solaria, Inc.(f/k/a Complete Solar Holding Corporation), a Delaware corporation (as the target), entered into that certain OTC Equity Prepaid Forward Transaction, dated as of July 13, 2023 (the “Original Agreement”) as amended by a first amendment between the Parties dated as of December 18, 2023 (“First Amendment”) and a secondment amendment between the Parties dated as of May 8, 2024 (“Second Amendment”). Together the Original Agreement, the First Amendment and the Second Amendment are referred to herein as the “EPFT Contract”;

Whereas, the Parties would like to supplement and clarify the Most Favored Nation provision of the Second Amendment as it applies and relates to the EPFT Contract; and

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereby agree as follows. All other terms and conditions in the EPFT Contract shall remain unchanged and continue in full force and effect.

1.	Effective Date. The effective date of this Third Amendment is the date upon which this Third Amendment has been executed by the respective parties.

2.	Non – Disparagement. Each Party covenants and agrees that it shall not, directly or indirectly, disparage, criticize or defame the other party, or any of their respective affiliates, any member of any of their respective governing boards, their respective officers or employees.

3.	MFN. The Parties hereby agree that section 2 (Most Favored Nation) of the Second Amendment is applicable to all 2,450,000 Shares subject to the EPFT Contract (the “EPFT Shares”) until the EPFT Contract is terminated in accordance with its terms. For the avoidance of doubt, if (i) an Other Investor amends its Other Agreement to include terms that are more favorable to such Other Investor than the terms of EPFT Contract (as amended) are to the Seller, or (ii) the Reset Price or the VWAP Trigger Event provisions in such Other Agreements are amended in any way that is more favorable to such Other Investor than the terms of EPFT Contract (as amended) are to the Seller or (iii) such Other Investor files a notice of a VWAP Trigger Event, then the EPFT Contract shall be automatically retroactively amended to reflect such improved terms from the date of the Original Agreement; including being applicable to any of the EPFT Shares that have been sold since the date of the Original Agreement. Notwithstanding the foregoing, if this provision is applied due to a VWAP Trigger Event, the terms of the Settlement Amount Adjustment in the EPFT Contract will only apply to only that portion of the EPFT Shares that remain unsold as of the time of the VWAP Trigger Event.

4.	No Other Amendments. All other terms and conditions of the EPFT Contract shall remain in full force and effect and the EPFT Contract shall be read and construed as if the terms of this Third Amendment were included therein by way of addition or substitution, as the case may be.

5.	Execution in Counterparts. This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6.	Ratification. The terms and provisions set forth in this Third Amendment modify and supersede all inconsistent terms and provisions set forth in the EPFT Contract and, except as expressly modified and superseded by this Third Amendment, the terms and provisions of the EPFT Contract are ratified and confirmed and continue in full force and effect. All parties hereby agree that the EPFT Contract, as amended by this Third Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

7.	THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

In witness whereof, the undersigned have hereunto executed and delivered this Third Amendment as of July 17, 2024.

Company

/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	COO, Complete Solaria

Seller
POLAR MULTI-STRATEGY MASTER FUND,
by its investment advisor, Polar Asset Management
Partners Inc.

/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel